      As filed with the Securities and Exchange Commission on July 10, 1998
                                                  Registration No.333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                        AMERICAN BUSINESS PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

            GEORGIA                                     58-1030529
   (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                 Identification No.)

           2100 RIVEREDGE PARKWAY, SUITE 1200, ATLANTA, GEORGIA 30328 (Address of principal executive offices, including zip code)

      AMERICAN BUSINESS PRODUCTS, INC. 1993 DIRECTORS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ---------------



             DAWN M. GRAY                                   COPY TO:
          CORPORATE SECRETARY                     LEONARD A. SILVERSTEIN, ESQ.
   AMERICAN BUSINESS PRODUCTS, INC.                LONG ALDRIDGE & NORMAN LLP
  2100 RIVEREDGE PARKWAY, SUITE 1200               303 PEACHTREE STREET, N.E.
        ATLANTA, GEORGIA  30328                            SUITE 5300
(Name and address of agent for service)           ATLANTA, GEORGIA  30308-3201
            (770) 953-8300                               (404) 527-4000
(Telephone number, including area code,
         of agent for service)

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         In accordance with Rule 429 under the Securities Act, the reoffer prospectus included herein is a combined prospectus which also relates to the registrant's Registration Statement on Form S-8, File No. 33-53627 (the "Prior Registration Statement").


                                          CALCULATION OF REGISTRATION FEE
========================================================================================================================
Title of                                                Proposed                Proposed
securities                       Amount                  maximum                 maximum                Amount of
to be                             to be              offering price             aggregate              registration
registered                  registered (1)(2)         per share (3)          offering price (3)         fee (2)(3)
========================================================================================================================
Common Stock,
$2.00 par value
per share                     200,000                    $20.53                $4,106,000                $1,211.27
========================================================================================================================

(1) The shares of Common Stock being registered represent 200,000 additional shares of Common Stock that may be issued as restricted stock or acquired pursuant to the exercise of options available for grant in the future under the American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "Directors Plan"). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the Directors Plan become operative.

(2) Pursuant to Rule 429 under the Securities Act, the aggregate number of shares of Common Stock registered under the Prior Registration Statement (225,000 shares) shall be carried forward to this Registration Statement. The registration fee paid in connection with the Prior Registration Statement for these shares was $1,119.66.

(3) The offering price for the shares is not presently determinable, is estimated pursuant to Rule 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of the Registrant's Common Stock on July 8, 1998 as quoted on the New York Stock Exchange.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the American Business Products, Inc. 1993 Directors Stock Incentive Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended.

                                   PROSPECTUS

                        AMERICAN BUSINESS PRODUCTS, INC.

                                 425,000 SHARES
                                  COMMON STOCK

                                 -------------

        This Prospectus relates to reoffers and resales by certain affiliates (the "Selling Shareholders") of American Business Products, Inc. (the "Company") of up to 425,000 shares of Common Stock, $2.00 par value, of the Company (the "Common Stock"), that have been or may in the future be issued as restricted stock or acquired upon the exercise of stock options granted and to be granted in the future by the Company pursuant to the Company's 1993 Directors Stock Incentive Plan (the "Directors Plan"). The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Directors Plan.

        The sale of the shares offered hereby may be effected from time to time in transactions on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which the shares of the Company's Common Stock are then listed, in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at prevailing market prices or at negotiated prices.

        The shares of Common Stock of the Company are listed on the New York Stock Exchange under the trading symbol "ABP." On July 8, 1998, the last reported sale price for the shares of Common Stock on the New York Stock Exchange was $20.75 per share.


                                 -------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                   EXCHANGE COMMISSION OR ANY STATE SECURITIES
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is July 10, 1998.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
AVAILABLE INFORMATION...............................................................    1

GENERAL INFORMATION.................................................................    2

SELLING SHAREHOLDERS................................................................    2

MANNER OF SALE......................................................................    3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....................................    3

EXPERTS.............................................................................    4

LEGAL MATTERS.......................................................................    4

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Quotations relating to the Common Stock appear on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto. Copies of the Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees or may be examined without charge at such facilities. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to: Dawn M. Gray, Corporate Secretary, American Business Products, Inc., 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328, telephone number (770) 953-8300.

                               GENERAL INFORMATION

         The Company is a Georgia corporation with its principal executive offices at 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328. Its telephone number is (770) 953-8300.

         Up to 425,000 shares of Common Stock offered hereby have been or may be issued to the Selling Shareholders by the Company as restricted stock or acquired upon the exercise of stock options granted and to be granted in the future pursuant to the Directors Plan.

                              SELLING SHAREHOLDERS

         The following table sets forth as of May 15, 1998 the name of each person eligible to use this Prospectus as a Selling Shareholder, the number of shares of Common Stock beneficially owned by such Selling Shareholder prior to this offering, the number of shares that the Selling Shareholder is eligible to reoffer and resell hereby and the number of shares of Common Stock to be owned after the completion of the offering made hereby. According to rules adopted by the Commission, one is a "beneficial owner" of securities if one has or shares the power to vote or direct the voting or the disposition of the securities. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Shareholder is 2100 RiverEdge Parkway, Suite 1200, Atlanta, Georgia 30328.

                                         SHARES OWNED PRIOR                                   SHARES OWNED AFTER
                                             TO OFFERING                                    COMPLETION OF OFFERING
                                       ----------------------                              ---------------------------
                                                     PERCENT      NUMBER OF SHARES                            PERCENT
NAME                                   NUMBER(1)     OF CLASS       OFFERED HEREBY         NUMBER             OF CLASS
----                                   ------        --------     ------------------       ------             --------
F. Duane Ackerman..............       7,016 (2)            *              6,216                 800                 *
Hollis L. Harris...............         930                *                  0                 930                 *
W. Stell Huie..................      27,845 (3)            *              4,939              22,906                 *
Thomas F. Keller...............       7,166 (4)            *              6,216                 950                 *
James F. McDonald..............         300                *                  0                 300                 *
Daniel W. McGlaughlin..........       2,677 (5)            *              1,277               1,400                 *
C. Douglas Miller..............       1,684 (6)            *              1,277                 407                 *
G. Harold Northrop.............       9,628 (7)            *              6,216               3,412                 *
William B. Stokely, III........       6,300 (8)            *                  0               6,300                 *

(1) The number of shares shown includes shares that are not currently outstanding but which certain shareholders are entitled to acquire or will be entitled to acquire within 60 days herefrom upon the exercise of stock options. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding stock owned by the particular shareholder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)      The shares indicated include 6,216 shares subject to options.

(3) The shares indicated include 4,939 shares subject to options and 1,180 shares owned by Mr. Huie's wife.

(4)  The shares indicated include 6,216 shares subject to options.

(5)  The shares indicated include 1,277 shares subject to options.

(6)  The shares indicated include 1,277 shares subject to options.

(7)  The shares indicated include 6,216 shares subject to options.

(8) The shares indicated include 5,000 shares owned by the William B. Stokely Foundation.

                                 MANNER OF SALE

     The offering being made hereby is not underwritten. The sale of the shares offered hereby by the Selling Shareholders may be effected from time to time on the New York Stock Exchange or such other national securities exchange or automated interdealer quotation system on which the shares of the Company's Common Stock are then listed, in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale at market prices prevailing at the time of sale or at negotiated prices. The Selling Shareholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Commission are hereby incorporated herein by reference as of their respective dates.

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (2) The Company's Proxy Statement dated March 20, 1998 relating to its 1998 Annual Meeting of Shareholders;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

     (4) The description of the Company's Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A (Registration No. 1-7088), as filed with the Commission on November 20, 1972.

     All reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for each of the three years ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

         The legality of the Shares offered hereby has been passed upon for the Company by Long Aldridge & Norman LLP, 303 Peachtree Street, N.E., Suite 5300, Atlanta, Georgia 30308.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.              INCORPORATION OF DOCUMENTS BY REFERENCE

         The contents of the Registration Statement on Form S-8 (File No. 33-53627) are hereby incorporated by reference. The changes contained in this filing with respect to the aforementioned registration statement pertain only to the number of shares issuable pursuant to the exercise of options under the 1993 Directors Stock Incentive Plan.

         The following documents heretofore filed by American Business Products, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) The Company's Proxy Statement, dated March 20, 1998 relating to its 1998 Annual Meeting of Shareholders;

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

         (4) The description of the Company's Common Stock as contained in Item 1 of the Company's Registration Statement on Form 8-A (Registration No. 1-7088), as filed with the Commission on November 20, 1972.

         All reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and made a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to a corporation or its shareholders for breach of their fiduciary duties as directors. The Section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of a corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Business Corporation Code or the articles of incorporation of a corporation. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code govern the indemnification of directors and officers. Section 14-2-851 of the Georgia Business Corporation Code provides for indemnification of directors of a corporation for liability incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than actions brought as derivative actions by or in the right of a corporation) in which they may become involved by reason of being a director of a corporation. Section

14-2-851 also provides such indemnity for directors who, at the request of a corporation, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner which he believed in good faith to be in or not opposed to the best interest of a corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to a corporation in a derivative action or on the basis that personal benefit was improperly received, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Business Corporation Code provides that directors who are successful with respect to any claim against them are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Business Corporation Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Business Corporation Code provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under
Section 14-2-852 as described above. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent authorized by its articles of incorporation, bylaws, the Board of Directors or by contract and to the extent such action is not inconsistent with public policy.

         The provisions of Article Eight of the Company's Amended and Restated Articles of Incorporation and Article VII of the Company's Bylaws are similar in all substantive respects to those contained in Section 14-2-202(b)(4) and in Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code outlined above.

         Officers and directors of the Company presently are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the Bylaws of the Company and the laws of the State of Georgia.

ITEM 8.    EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION
-------                     -----------
4.1(a)     Articles of Incorporation of the Company.(1)

4.2        Amended and Restated Bylaws of the Company.(2)

5          Opinion of Long Aldridge & Norman LLP.*

10.1       The Company's 1993 Directors Stock Incentive Plan.(3)

10.2       Amendment to the Company's 1993 Directors Stock Incentive Plan.(4)

10.3       Second Amendment to the Company's 1993 Directors Stock Incentive
           Plan.*

23.1       Consent of Deloitte & Touche LLP*

23.2 Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).*

24.1       Powers of Attorney (see signature pages to this Registration
           Statement).*

-------------
*          Filed herewith.

(1) Incorporated herein by reference to Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

(2) Incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(3) Incorporated herein by reference to Exhibit 10(h) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(4) Incorporated herein by reference to Exhibit 10.1(l) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

ITEM 9.    UNDERTAKINGS

A.         RULE 415 OFFERING.

           The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the"1933 Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-8, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B.    SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

                  The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, State of Georgia, on July 10, 1998.

                                   AMERICAN BUSINESS PRODUCTS, INC.
                                   (Registrant)

                                   By:   /s/ Richard G. Smith
                                         ---------------------------------------
                                         Richard G. Smith
                                         Vice President--Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry L. Gellerstedt, III and G. Harold Northrop, and each of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact (or any of them) and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of July 10, 1998.

Signatures                                           Title
----------                                           -----
/s/ Larry L. Gellerstedt, III                        President, Chief Executive Officer and Director
-----------------------------                        (Principal Executive Officer)
Larry L. Gellerstedt, III

/s/ Richard G. Smith                                 Vice President--Chief Financial Officer
-----------------------------                        (Principal Financial Officer)
Richard G. Smith

/s/ F. Duane Ackerman                                Director
-----------------------------
F. Duane Ackerman

                                                     Director
-----------------------------
Henry Curtis VII

                                                     Director
-----------------------------
Hollis L. Harris

/s/ W. Stell Huie                                    Director
-----------------------------
W. Stell Huie

                                                     Director
-----------------------------
Thomas F. Keller

                                                     Director
-----------------------------
James F. McDonald

                                                     Director
-----------------------------
Daniel W. McGlaughlin

/s/ C. Douglas Miller                                Director
-----------------------------
C. Douglas Miller

/s/ G. Harold Northrop                               Director
-----------------------------
G. Harold Northrop

/s/ William B. Stokely, III                          Director
-----------------------------
William B. Stokely, III

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION
4.1(a)                  Articles of Incorporation of the Company.(1)

4.2                     Amended and Restated Bylaws of the Company.(2)

5                       Opinion of Long Aldridge & Norman LLP.*

10.1                    The Company's 1993 Directors Stock Incentive Plan.(3)

10.2                    Amendment to the Company's 1993 Directors Stock Incentive Plan.(4)

10.3                    Second Amendment to the Company's 1993 Directors Stock Incentive Plan.*

23.1                    Consent of Deloitte & Touche LLP*

23.2                    Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).*

24.1                    Powers of Attorney (see signature pages to this Registration Statement).*

-------------------------
*       Filed herewith.

(1) Incorporated herein by reference to Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

(2) Incorporated herein by reference to Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

(3) Incorporated herein by reference to Exhibit 10(h) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

(4) Incorporated herein by reference to Exhibit 10.1(l) to Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.